EXHIBIT 10.4

SHARE TRANSFER AGREEMENT

DATED OCTOBER 01, 2004

KOMMANDITGESELLSCHAFT TRAVEL OVERLAND
FLUGREISEN GMBH & CO

OTTO FREIZEIT UND TOURISTIK GMBH

TRAVELOCITY GMBH

Allen & Overy LLP

Frankfurt

THIS AGREEMENT is made in Hamburg on October 01, 2004

BETWEEN

(1)                                  Kommanditgesellschaft TRAVEL OVERLAND Flugreisen GmbH & Co, Munich, registered with the commercial register of the local court in Munich under HRA 70203 (TEU Partnership); and

(2)                                  Otto Freizeit und Touristik GmbH (OFT), having its corporate seat in Hamburg, Germany, registered with the commercial register of the local court of Hamburg under HRB 53725; and

(3)                                  Travelocity GmbH (TVL GmbH) having its corporate seat in Munich, Germany, registered with the commercial register of the local court of Munich under HRB 141895; and

TEU Partnership, OFT and TVL GmbH are hereinafter also referred to as Party and together as the Parties.

WHEREAS:

(A)                              On August 20, 2004 Otto (GmbH & Co KG) (OTTO), Travelocity.com LP (TVLY), OFT and Travelocity Holdings GmbH, amongst others, entered into the master agreement (deed no. 1285/2004 of the notary Dr. irur Axel Pfeifer, Hamburg) (the Master Agreement).

(B)                                Under the Master Agreement, the parties to such agreement agreed on a restructuring of the joint venture activities of OFT, OTTO and TVLY conducted under the joint venture agreement between OFT, TVLY and OTTO dated 7 September 2001 (Deed No. 1703/2001 of the notary Dr. Axel Pfeifer, Hamburg).

(C)                                As part of the restructuring process, Travelocity Holdings GmbH, Munich (TEU), a wholly owned subsidiary of TEU Partnership, acquired 100% of the shares in Travelocity Sabre GmbH, a company registered with the commercial register of the local court of Munich under HRB 152122, having a registered share capital of Euro 25,000 (NewCo). Subsequently, TEU contributed its shareholdings in Travelocity.co.uk Ltd, England, Resfeber Sverige AB, Sweden, Usit Connections SAS and Travelocity France SAS, both France, to NewCo. Thereafter, TEU sold its 100% share in NewCo to TEU Partnership.

(D)                               The sole shareholders of TEU Partnership, OFT and TVL GmbH, as of today passed a shareholder’s resolution according to which each of the shareholders would withdraw (Entnahme) from TEU Partnership a 50% share in NewCo whereby it is understood that the value of each of the shares shall equal 50% of the fair market value (Teilwert) of 100% of the NewCo shares.

(E)                                 In order to implement the above shareholder’s resolution and in accordance with clause 4.3(e) of the Master Agreement, TEU Partnership, OFT and TVL GmbH wish to agree on the transfer of 50% of the shares in NewCo to OFT and the transfer of 50% of the shares in NewCo to TVL GmbH.

NOW IT IS HEREBY AGREED as follows:

1.                                      INTERPRETATION

1.1                                 The terms defined in the following definitions shall have the meaning ascribed to them wherever used in this Agreement unless otherwise defined in the respective Clause.

Affiliate means any corporation, partnership or other legal entity in which one of the Parties owns, directly or indirectly, an interest that provides it with more than 50 % of the ownership voting rights.

Agreement means this Share Transfer Agreement.

Clause means a clause of this Agreement.

Exhibit means any annex, appendix, exhibit or schedule to this Agreement.

Signing Date means the date of this Agreement.

1.2                                 Unless this Agreement provides for separate definitions for the singular and the plural (e.g. Company/Companies), the singular shall include the plural and vice versa and words denoting a person shall include, unless otherwise stated, that person’s legal successors or assignees.

1.3                                 The headings in this Agreement are for convenience only and do not affect its interpretation.

1.3                                 Any Exhibit to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its Exhibits.

2.                                      SPLIT OF SHARES

2.1                                 TEU Partnership herewith splits its share in the nominal amount of Euro 25,000 in NewCo in two shares of Euro 12,500.

2.2                                 A written approval by NewCo as to the split of the share is attached hereto as Exhibit 2.2.

3.                                      TRANSFER OF SHARES

3.1                                 TEU Partnership hereby transfers a share in the nominal amount of Euro 12,500 in NewCo to OFT and OFT hereby accepts such transfer. The share is transferred with all rights and entitlements relating thereto.

3.2                                 TEU Partnership hereby transfers a share in the nominal amount of Euro 12,500 in NewCo to TVL GmbH and TVL GmbH hereby accepts such transfer. The share is transferred with all rights and entitlements relating thereto.

3.3                                 In accordance with the shareholder’s resolution of TEU Partnership mentioned in the recitals under (D), the transfers will be performed on the basis of the fair market value (Teilwert) of the each of the shares of Euro 26,570,000 (in words: twenty-six million five hundred seventy thousand Euros).

4.                                      CONFIDENTIALITY

The contents of this Agreement, its existence and all matters relating to this Agreement as well as the negotiations relating to this Agreement shall be held confidential, and each Party agrees not to divulge any such information to any person without the prior written approval of the other Parties, such approval not to be unreasonably withheld or delayed. Either party may, without such approval, announce or disclose such matters or information if required to do so by law or the rules of any relevant stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party making the announcement or disclosure is subject, provided always that the Party making such announcement or disclosure shall consult with the other Parties in advance as to the form, contents and timing of such announcement or disclosure.

5.                                      MISCELLANEOUS

5.1                               Costs/Expenses

Clause 11 of the Master Agreement shall apply mutatis mutandis.

5.2                               Notification in accordance with § 16 GmbHG

The Parties undertake to notify the company of the share transfers performed under this Agreement in accordance with § 16 I GmbHG immediately after the notarisation of this Agreement.

5.3                               Governing Law and Dispute Resolution

This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The competent court of Frankfurt/Main shall have exclusive jurisdiction.

5.4                               Waiver

None of the terms of this Agreement shall be deemed to have been waived by either Party, unless such waiver is in writing and signed by that Party. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any further breach of the provision so waived. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act.

5.5                               Amendments and Modifications

This Agreement may not be modified, amended or changed in any respect except in writing, unless notarisation is required. The same shall apply to any waiver of the need to comply with this Clause 5.5.

5.6                               Assignment

Neither Party may assign or charge any of its rights under this Agreement without the prior written consent of the other Parties always provided that the Parties may assign its rights under this Agreement to an Affiliate without such consent.

5.7                               Severability

Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become wholly or partially unenforceable or invalid under any applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect. The same shall apply if it should transpire that this Agreement contains an omission. Instead of the invalid or unenforceable provision the Parties shall agree on an appropriate provision which comes as close as legally possible to what the Parties were trying to achieve with the invalid or unenforceable provision (or, as the case may be, the invalid or unenforceable part thereof). In the event that an omission needs to be rectified, a provision shall be agreed upon which in view of the purpose and intent of this Agreement comes as close as possible to what the Parties would have agreed if they had been aware of the omission at the time that this Agreement was concluded.